Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-270369) and Form F-3 (No. 333-259716) of Sasol Limited of our report dated 1 September 2023, except for the effects of the revision discussed in Note 1.1 to the consolidated financial statements, as to which the date is 6 September 2024, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Inc.

Johannesburg, Republic of South Africa

6 September 2024